                                                                    Exhibit 11.1


                Renal Treatment Centers, Inc. and Subsidiaries
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
            for the three and nine months ended September 30, 1996

                                                                     Three Months Ended                 Nine Months Ended
                                                                      September 30, 1996                September 30, 1996
                                                                   Primary    Fully Diluted          Primary      Fully Diluted
----------------------------------------------------------------------------------------------------------------------------------
Net income                                                       $ 4,481,091    $ 4,481,091         $13,091,348    $13,091,348
Add back interest on  Denver earn out note, tax effected                 ---         53,206                 ---        183,580
Add back interest on convertible notes, tax effected               1,132,032      1,132,032           1,355,906      1,355,906
----------------------------------------------------------------------------------------------------------------------------------
Net income available to common stockholders                      $ 5,613,123    $ 5,666,329         $14,447,254    $14,630,834
----------------------------------------------------------------------------------------------------------------------------------

Weighted average number of shares outstanding                     24,300,036     24,300,036          24,164,022     24,164,022

Weighted average number of maximum shares subject
     to exercise under outstanding stock options                   1,741,535      1,741,535           1,654,288      1,655,655

Weighted average shares assumed issued upon
     conversion of earn out note                                         ---        519,097                 ---        598,095

Weighted average shares assumed issued upon
     conversion of convertible notes                               3,654,971      3,654,971           1,480,663      1,480,633
----------------------------------------------------------------------------------------------------------------------------------
                                                                  29,696,542     30,215,639          27,298,973     27,898,405
Less treasury shares assumed purchased with proceeds
     from assumed exercise of outstanding common stock
     options                                                         806,268        735,606             799,835        658,075
----------------------------------------------------------------------------------------------------------------------------------
Weighted average number of common and common
     stock equivalents outstanding                                28,890,274     29,480,033          26,499,138     27,240,330
----------------------------------------------------------------------------------------------------------------------------------
Net income per common and common stock equivalent                      $0.19          $0.19               $0.55          $0.54
----------------------------------------------------------------------------------------------------------------------------------

                                                                    Exhibit 11.1


                Renal Treatment Centers, Inc. and Subsidiaries
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
            for the three and nine months ended September 30, 1995

                                                                          Three Months Ended            Nine Months Ended
                                                                         September 30, 1995             September 30, 1995
                                                                       Primary    Fully Diluted      Primary    Fully Diluted
----------------------------------------------------------------------------------------------------------------------------------
Net income                                                           $ 3,546,062    $ 3,546,062     $ 9,922,622    $ 9,922,622
Add back interest on Denver earn out note, tax effected                      ---         67,665             ---        214,727
----------------------------------------------------------------------------------------------------------------------------------
Net income available to common stockholders                          $ 3,546,062    $ 3,613,727     $ 9,922,622    $10,137,349
----------------------------------------------------------------------------------------------------------------------------------


Weighted average number of shares outstanding                         22,033,059     22,033,059      21,764,159     21,764,159

Weighted average number of maximum shares subject
     to exercise under outstanding stock options                       1,403,184      1,403,184       1,498,968      1,498,968

Weighted average shares assumed issued upon
conversion of earn out note                                                  ---        661,502             ---        689,446
----------------------------------------------------------------------------------------------------------------------------------
                                                                      23,436,243     24,097,745      23,263,127     23,952,573

Less treasury shares assumed purchased with proceeds
 from assumed exercise of outstanding common stock options               570,922        736,754         897,864        744,474
----------------------------------------------------------------------------------------------------------------------------------

Weighted average number of common and common
 stock equivalents outstanding                                        22,865,321     23,360,991      22,365,263     23,208,099
----------------------------------------------------------------------------------------------------------------------------------

Net income per common and common stock equivalent                          $0.16          $0.15           $0.44          $0.44
----------------------------------------------------------------------------------------------------------------------------------